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                                                      Registration No. 333-40970
                                Filed pursuant to Rule 424(c) and Rule 424(b)(3)
                                   (Filed pursuant to Rule 424(b)(3) voluntarily
                                          because additions are not substantive)

                             PROSPECTUS SUPPLEMENT
              (To Prospectus filed as part of Amendment No. 1 to
           Registration Statement on Form S-3 on December 21, 2000)

                            -----------------------

     This Prospectus Supplement supplements the Prospectus relating to the resale of 4,360,003 shares of Common Stock, par value $0.001 per share, of OXIS International, Inc. (the "Company") by certain stockholders of the Company, which Prospectus was filed as part of the Company's Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-40970) on December 21, 2000.

     The date of this Prospectus Supplement is January 16, 2001.

                            -----------------------

     The facing page of the Prospectus is hereby amended to read as follows:

                                  "PROSPECTUS

                           OXIS INTERNATIONAL, INC.

              4,360,003 Shares of Common Stock ($0.001 par value)

The Offering:

     Shares of common stock offered by selling stockholders............4,360,003

     Offering Price..........On December 22, 2000, the closing sale price of
                             OXIS common stock on the Nasdaq Stock Market was $ 15/32 per share.

     Nasdaq National Market Symbol..........................................OXIS

     The Company will not receive proceeds from these sales of common stock.

               Our common stock involves a high degree of risk.
                    See "Risk Factors" beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

               The date of this prospectus is December 22, 2000."